UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

DICE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40794	47-2286244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 E. Grand Avenue, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 566-1420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	DICE	The Nasdaq Stock Market LLC
(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 17, 2022, DICE Therapeutics, Inc. (the “Company”) intends to present an updated corporate presentation at the 11th Annual SVB Leerink Global Healthcare Conference held in New York, New York or via virtual format. In connection with such presentation, the Company will announce the nomination of its new therapeutic candidate, DC-853, a fast-follower compound in the Company’s oral IL-17 franchise. A copy of the corporate presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The corporate presentation will also be available on the Company’s website in the Investors section at https://investors.dicetherapeutics.com.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE THERAPEUTICS, INC.

Date: February 17, 2022	By:	/s/ Scott Robertson
Scott Robertson
Chief Business and Financial Officer